Exhibit 4.2

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”), DATED AS OF February 4, 2022 AMONG The Jerry and Lisa Morris Revocable Trust dated November 18, 2002 AND Jeffrey Posner, as the holders of the Subordinated Debt (TOGETHER WITH THEIR SUCCESSORS AND ASSIGNS, INDIVIDUALLY AND COLLECTIVELY, the “Subordinated Creditor”), POST ROAD ADMINISTRATIVE LLC, A DELAWARE LIMITED LIABILITY COMPANY, as the ADMINISTRATIVE Agent for the Post Road Lenders (in such capacity, together with its successors and assigns, the “Post Road Agent”), and T3 COMMUNICATIONS, INC., a NEVADA CORPORATION (the “Borrower”), AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY MAKER OF AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

UNSECURED CONVERTIBLE PROMISSORY NOTE

(US$2,000,000.00)	New York, New York	Date: February 4, 2022

FOR VALUE RECEIVED, the undersigned, T3 COMMUNICATIONS, INC., a Nevada corporation located at 825 W. Bitters, Suite 104, San Antonio, Texas 78216 (the “Maker”), hereby promises to pay to the order of (SELLER) (the “Payee”), the principal sum of TWO MILLION and NO/100 UNITED STATES DOLLARS ($2,000,000.00) in lawful money of the United States of America, together with interest thereon as set forth herein.

1. Definitions. This Unsecured Convertible Promissory Note (this “Note”) is being issued pursuant to the terms of that certain Equity Purchase Agreement, dated as of February 4, 2022 by and among Maker and Payee (the “Equity Purchase Agreement”) pursuant to which Maker is purchasing all of the outstanding equity interests of NEXT LEVEL INTERNET, INC., a California corporation. Unless context requires otherwise, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Equity Purchase Agreement.

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2. Interest. Interest on this Note shall accrue on the unpaid principal amount hereof from time to time outstanding at the rate of ZERO PERCENT (0.00%) per annum (the “Base Rate”), computed on a year consisting of 360 days. Upon the occurrence of and during the continuation of an Event of Default (as hereinafter defined), this Note shall bear interest at a rate equal to the Base Rate plus EIGHTEEN PERCENT (18.00%) per annum (the “Default Rate”); provided, however, that the rate of interest (either Base Rate or Default Rate) accruing and payable from time to time shall never exceed the Highest Lawful Rate (as hereinafter defined). In the event that the rate of interest (either Base Rate or Default Rate) accruing and payable at any time would exceed the Highest Lawful Rate at any time, such interest rate shall be reduced to the Highest Lawful Rate. Notwithstanding any other provision of this Note, Payee does not intend to charge and Maker shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; and any payments in excess of such maximum permitted amount shall be refunded to Maker or credited to reduce principal hereunder.

3. Payments. This Note shall be payable in eight equal quarterly installments of TWO HUNDRED FIFTY THOUSAND and NO/100 UNITED STATES DOLLARS ($250,000.00) (each, an “Installment Payment”), commencing on April 30, 2022 and continuing on each following January 31, April 30, July 31 and October 31 (each, an “Installment Payment Date”) until and including January 31, 2024 (the “Maturity Date”), at which time all remaining principal and accrued and unpaid interest shall be payable in full. If any payment on this Note shall become due on a date other than a Business Day (as hereinafter defined) then such payment shall be due on the first Business Day that follows such payment due date. For purposes hereof, “Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are required by law or other governmental action to close.

4. Conversion. This Note may be converted into shares of DIGERATI TECHNOLOGIES, INC. (the “Issuer”) Common Stock, $.001 par value per share (the “Stock”) as follows:

(a) Definitions.

(i) “Conversion Notice” means (A) the Notice of Conversion in the form attached as Exhibit A to this Note accompanied by (B) the Lock-Up Agreement in the form attached as Exhibit B to this Note, and (C) the Registration Rights Agreement in the form attached as Exhibit C to this Note, each with all blanks completed and signed by Payee.

(ii) “Conversion Price” means an amount equal to the volume weighted average price per share of Stock on the Nasdaq Stock Market for the 10 consecutive trading days immediately preceding the date on which a Conversion Notice is received by Maker; provided, however, that (i) if the Stock is not then listed for trading on the Nasdaq Stock Market, the Conversion Price shall be the volume weighted average transaction price per share reported by the OTC Reporting Facility for the 10 consecutive trading days immediately preceding the date on which such Conversion Notice is received by Maker and (ii) if, at any time within the 10 consecutive trading days prior to receipt of a Conversion Notice by Maker, the Stock was offered and sold by the Issuer to the public pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, the Conversion Price shall be the price to the public set forth in the most recent prospectus included in such registration statement. For the avoidance of doubt, in the event of a stock subdivision or combination during the 10 consecutive trading days immediately preceding the date on which a Conversion Notice is received by Maker, the volume weighted average price per share of Stock for those days prior to the stock subdivision or combination shall be adjusted to reflect such subdivision or combination.

(iii) “Securities Act” means the Securities Act of 1933, as amended.

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(b) Conversion.

(i) All or a portion of the unpaid principal amount outstanding on this Note may be converted on a one-time basis into shares of Stock at the option of Payee, in Payee’s sole and absolute discretion, at any time during the period either (A) commencing on the six-month anniversary of this Note and ending 30 days after such six-month anniversary or (B) if Maker elects to prepay this Note in accordance with the terms of Section 7 hereof prior to the six-month anniversary of this Note, commencing on the date of Payee’s receipt of notice of Maker’s intention to prepay this Note and ending 30 days thereafter, each in accordance with the procedure set forth in this Section 4(b).

(ii) If Payee desires to convert all or a portion of the unpaid principal amount outstanding of this Note, the Payee shall deliver to Maker a Conversion Notice specifying the principal amount of the Note then outstanding that Payee elects to convert into shares of Stock (the “Conversion Amount”).

(iii) Within five Business Days after receipt of a Conversion Notice in accordance with Section 4(b)(ii) (or as soon thereafter as Issuer’s transfer books are open for issuance of new shares of Stock), Maker shall (A) cause to be issued in the name of Payee, the number of shares of Stock equal to the quotient (rounded down to the nearest whole share of Stock) obtained by dividing (1) the Conversion Amount by (2) the Conversion Price in effect on the date that Maker received such Conversion Notice, and (B) pay to Payee an amount in cash equal to the product (rounded up to the nearest whole $.01) obtained by multiplying (1) FIVE HUNDRED THOUSAND and NO/100 UNITED STATES DOLLARS ($500,000.00) by (2) a fraction, the numerator of which is the Conversion Amount and the denominator of which is TWO MILLION and NO/100 UNITED STATES DOLLARS ($2,000,000.00).

(iv) Upon conversion of any principal amount of the Note into shares of Stock, Payee shall receive such Stock in full and complete discharge and satisfaction of all obligations and liabilities of the Maker with respect to such converted portion of this Note (including outstanding principal converted into shares of Stock, interest thereto and any other amounts thereto), such converted portion of this Note shall be terminated and of no further force and effect immediately upon such conversion and the remaining Installment Payments shall be reduced proportionately. Payee shall cooperate and take such action and execute any documents as may be requested by Maker in order to carry out the provisions and purposes of the preceding sentence. Payee hereby waives any and all demands, claims, suits, actions, causes of action, proceedings, assessments and rights in respect of (i) the portion of this Note that is converted into shares of Stock, including any rights arising from any past or present actual or alleged default or event of default relating to the portion of this Note that is converted into Stock, (ii) amounts otherwise paid or deemed to be paid under, this Note, (iii) amounts paid, or deemed to have been paid or forgiven under this Note, including any rights arising from any past or present actual or alleged default or event of default relating to the amounts paid or deemed to have been paid or forgiven under this Note, and (iv) any principal or interest payments in excess of the amounts as provided herein and hereunder.

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(c) Adjustment of Conversion Price.

(i) In the event that, after receipt of a Conversion Notice but before the issuance of Stock to Payee, Issuer shall subdivide or combine the outstanding shares of Stock, or issue additional shares of Stock as a dividend or other distribution on the outstanding shares of Stock, the Conversion Price shall be proportionately adjusted so that, with respect to each such subdivision or dividend or distribution, the number of shares of Stock deliverable upon conversion of this Note shall be increased in proportion to the increase in the number of then outstanding shares of Stock resulting from such subdivision or dividend or distribution, and, with respect to each such combination of shares of Stock, the number of Stock deliverable upon conversion of this Note shall be decreased in proportion to the decrease in the number of then outstanding shares of Stock resulting from such combination.

(ii) Any such adjustment in the Conversion Price and the number of shares deliverable as a result of an adjustment to the Conversion Price shall become effective, in the case of any subdivision or combination of shares of Stock, at the close of business on the effective date thereof, and, in the case of any such dividend or distribution, at the close of business on the record date fixed for the determination of persons entitled thereto, or on the first business day during which the transfer books of Maker shall be closed for the purpose of such determination, as the case may be. No adjustment shall be made by reason of the issuance of shares of Stock or of any securities convertible into shares of Stock in exchange for cash, property or services, or in any event other than those specifically set forth in this Section 4(c)(i).

(d) Liquidation, Dissolution, Consolidation, Merger, Sale, Reclassification. In the event that, while this Note shall remain outstanding, there shall be any liquidation or dissolution of Maker, consolidation or merger of Maker with another person, sale to another person of all or substantially all of the assets or 50% of more of the capital stock of Maker, or reclassification of the Stock into other securities, then Payee shall thereafter have the right to convert the outstanding principal amount of this Note into the kind and amount of other securities and property receivable upon such liquidation, dissolution, consolidation, merger, sale of assets or stock or reclassification by a holder of the number of shares of Stock into which the outstanding principal amount of this Note could have been converted immediately prior to such liquidation, dissolution, consolidation, merger, sale or reclassification. The instruments effecting such liquidation, dissolution, consolidation, merger, sale or reclassification, and, where appropriate, the certificate of incorporation of the surviving or resulting or purchasing corporation shall provide for such conversion rights, and the provisions of this Section 4(d) shall similarly apply to successive liquidations, dissolutions, consolidations, mergers, sales or reclassifications. In case securities or property other than shares of Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to shares of Stock in this Section 4 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

(e) Reservation of Adequate Shares. Maker shall at all times reserve and keep available out of its authorized capital, for issuance upon conversion of this Note as herein provided, such number of shares of Stock as shall then be issuable upon the conversion of this Note. All shares of Stock which shall be so issuable shall, when so issued upon any such conversion, be duly and validly issued and fully paid and nonassessable.

Unsecured Convertible Promissory Note – Page 4

(f) No Shareholder Rights. This Note shall not entitle Payee to any voting rights or other rights as a shareholder of Maker, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the shares of Stock issuable as a result of any conversion hereunder until or unless, and except to the extent that, the outstanding principal amount hereof has been converted.

5. Priority. THE PAYMENT OF THE PRINCIPAL OF, AND INTEREST ON, AND ALL OTHER AMOUNTS OWING IN RESPECT OF THE INDEBTEDNESS EVIDENCED BY, THIS NOTE, IS AND SHALL BE EXPRESSLY SUBORDINATED, TO THE EXTENT AND IN THE MANNER SET FORTH IN ANY SUBORDINATION AGREEMENT EXECUTED CONTEMPORANEOUSLY HEREWITH OR HEREAFTER, AMONG MAKER, PAYEE AND POST ROAD ADMINISTRATIVE LLC, ITS SUCCESSORS OR ASSIGNS, OR ANY OTHER HOLDER OF SENIOR INDEBTEDNESS (BEING HEREINAFTER COLLECTIVELY REFERRED TO AS, “LENDERS”, AND ANY SUCH AGREEMENT BEING HEREINAFTER REFERRED TO AS THE “SUBORDINATION AGREEMENT”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS HEREOF AND THE TERMS OF THE SUBORDINATION AGREEMENT, THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL. THE PROVISIONS OF THIS SECTION 5 SHALL CONSTITUTE A CONTINUING REPRESENTATION TO ALL PERSONS WHO, IN RELIANCE UPON SUCH PROVISIONS, BECOME OR CONTINUE TO BE LENDERS, AND SUCH PROVISIONS ARE MADE FOR THE BENEFIT OF THE LENDERS, AND SUCH LENDERS ARE HEREBY MADE THIRD-PARTY BENEFICIARIES HEREUNDER THE SAME AS IF THEIR NAMES WERE WRITTEN HEREIN AS SUCH, AND THEY OR ANY OF THEM MAY PROCEED TO ENFORCE SUCH PROVISIONS AGAINST PAYEE WITHOUT THE NECESSITY OF JOINING MAKER AS A PARTY. MAKER MAY INCUR SENIOR INDEBTEDNESS, INCLUDING BY MEANS OF NEW LOAN AGREEMENTS OR RELATED INSTRUMENTS OR AMENDMENT TO EXISTING LOAN AGREEMENTS OR RELATED INSTRUMENTS, FROM TIME TO TIME IN SUCH AMOUNTS AND UPON SUCH TERMS AS IT MAY DEEM APPROPRIATE, ALL WITHOUT THE CONSENT OR APPROVAL OF PAYEE. MAKER AND PAYEE AGREE (A) TO EXECUTE AND DELIVER TO ANY LENDER SUCH SUBORDINATION AGREEMENTS AND OTHER INSTRUMENTS AND AGREEMENTS, PROVIDED THAT (I) NOTHING THEREIN IS INCONSISTENT WITH THE FIRST SENTENCE OF THIS SECTION 5 AND (II) THE INCLUSION OF TERMS AND CONDITIONS THEREIN THAT ARE MATERIALLY LESS FAVORABLE TO PAYEE THAN THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT AND ANY OTHER INSTRUMENTS AND AGREEMENTS THEN IN EFFECT MUST BE APPROVED BY PAYEE, WHICH APPROVAL WILL NOT BE UNREASONABLY WITHHELD, AND (B) TO TAKE SUCH OTHER ACTION, AS ANY LENDER SHALL REQUIRE TO EVIDENCE THE SUBORDINATION OF THIS NOTE TO ANY SENIOR INDEBTEDNESS. THE TERM “SENIOR INDEBTEDNESS” SHALL MEAN ALL INDEBTEDNESS OF MAKER AND ITS SUBSIDIARIES TO ANY BANK OR OTHER FINANCIAL INSTITUTION OR ANY OTHER ENTITY PROVIDING ANY LOAN, CREDIT FACILITY, LETTER OF CREDIT OR OTHER FORM OF INDEBTEDNESS TO AND FOR THE BENEFIT OF MAKER AND ITS SUBSIDIARIES AS BORROWER OR EQUIVALENT THEREUNDER AND ANY REFINANCING OR REPLACEMENT OF SUCH SENIOR INDEBTEDNESS.

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6. Right of Setoff. Maker shall have the right to withhold and set off against any amount due hereunder any amounts payable by Payee to Maker under the Equity Purchase Agreement.

7. Prepayment. This Note may be prepaid in whole or in part at any time without premium or penalty with 30 days prior written notice specifying the amount of such prepayment. Any such prepayment shall be applied first to accrued and unpaid interest and the balance, if any, shall be applied to the principal amount then outstanding.

8. Default. Upon the occurrence and continuation of an Event of Default, at Payee’s option, the entire remaining principal amount of this Note shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Maker. In addition, upon an Event of Default hereunder, Payee shall have all the rights and remedies provided by Law. For the purposes of this Note, each of the following shall be considered an “Event of Default”:

(a) Failure of Maker to pay when due any payment of principal or interest on this Note and such failure continues for five Business Days after Payee notifies Maker thereof in writing; provided, however, that the exercise by Maker in good faith of its right of setoff pursuant to Section 6 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default;

(b) Maker, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (“Bankruptcy Law”), (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official, (iv) makes an assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they become due;

(c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties or (ii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 90 days;

(d) the consolidation or merger of Maker with any person other than an Affiliate of Maker, the sale of all or substantially all of the assets of Maker to a person other than an Affiliate of Maker, or the acquisition by a person other than an Affiliate of Maker of more than 50% of the capital stock of Maker except in connection with a bona fide financing transaction; or

(e) Maker takes any action to commence winding up its affairs, liquidate its assets, dissolve or terminate its existence.

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9. Waivers. Maker (i) waives, to the fullest extent permitted by law, presentment, demand, notice of demand, protest, notice of protest, notice of acceleration of maturity, notice of intent to accelerate, notice of nonpayment, notice of dishonor and all other notices; (ii) agrees and consents to delays, extensions, renewals, modifications or partial payments hereon, to any release of a party liable hereon or of any collateral herefor, in whole or in part, and to taking or refraining to take any action with respect to this Note, before or after maturity, without notice to or consent from said parties, and without discharging any party liable hereunder; and (iii) agrees that no action, failure to act or failure to exercise any right or remedy on the part of Payee shall in any way affect or impair the obligations of Maker or be construed as a waiver by Payee of, or otherwise affect, any of Payee’s or its successors’ or assigns’ rights under this Note.

10. Rights and Remedies. All rights and remedies of Payee herein shall be cumulative and may be pursued singly, successively or together, at the option of Payee. The acceptance by Payee of any partial payment shall not constitute a waiver of any default or of any of Payee’s rights under this Note.

11. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be given in accordance with the notice provisions of the Equity Purchase Agreement.

12. Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

13. Severability. Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note is held to be invalid, illegal, or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Note will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

14. Successors and Assigns. This Note and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. As used herein the terms “Maker” and “Payee” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. Notwithstanding anything herein to the contrary, neither Payee nor any subsequent holder of this Note may sell, assign or transfer this Note or any of its rights hereunder, without the prior consent of Maker, which consent shall not, subject to compliance by Payee with all applicable securities laws, be unreasonably denied, conditioned or delayed by Maker. Any attempted assignment or transfer in violation of the foregoing shall be null and void and of no force or effect.

15. Amendment and Modification. No amendment, modification, or waiver of any provision of this Note, and no consent by Payee to any departure therefrom by Maker, shall be effective unless such modification or waiver shall be in writing and signed by both Maker and Payee. Any such waiver by Payee shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker to Payee in any other respect at any other time.

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16. Attorney’s Fees. In the event suit is brought by one party against the other relating to any matter contained in this Note, the prevailing party in such suit shall be entitled to recover court costs and reasonable attorney’s fees.

17. Usury Savings Clause. It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, it is agreed that, notwithstanding any provision of this Note to the contrary, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, or any agreement entered into in connection with this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) the aggregate of all interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to Maker by Payee (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Maker by Payee), (iii) neither Maker nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws, and (iv) the effective rate of interest shall be ipso facto reduced to the Highest Lawful Rate (as hereinafter defined). All sums paid, or agreed to be paid, to Payee for the use, forbearance and detention of the indebtedness of Maker to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the indebtedness described in this Note, until payment in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. The maximum lawful interest rate, if any, referred to in this paragraph that may accrue pursuant to this Note is referred to herein as the “Highest Lawful Rate”.

18. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Note shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision, theory, principles or rule (whether of the State of New York or any other jurisdiction).

(b) ANY ACTION ARISING OUT OF OR BASED UPON THIS NOTE MAY BE INSTITUTED IN THE STATE OR FEDERAL COURTS IN AND FOR THE BOROUGH OF MANHATTAN, NEW YORK, OR THE SOUTHERN DISTRICT OF NEW YORK, AS APPLICABLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION BROUGHT IN ANY SUCH COURT AND EACH PARTY WAIVES ALL DEFENSES OR OBJECTION TO VENUE OF THE FEDERAL OR STATE COURTS IN AND FOR THE BOROUGH OF MANHATTAN, NEW YORK, OR THE SOUTHERN DISTRICT OF NEW YORK, AS APPLICABLE, OF ANY ACTION IN SUCH COURTS AND IRREVOCABLY WAIVES AND AGREES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) MAKER AND PAYEE ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, MAKER AND PAYEE IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS NOTE. MAKER AND PAYEE CERTIFY AND ACKNOWLEDGE THAT (i) NO REPRESENTATIVE OF THE OTHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY ACTION, (ii) MAKER AND PAYEE HAVE CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) MAKER AND PAYEE MAKE THIS WAIVER VOLUNTARILY, AND (iv) MAKER AND PAYEE HAVE BEEN INDUCED TO MAKE AND ACCEPT THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION  18(c).

[Balance of Page Intentionally Blank. Signature Page Follows.]

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IN WITNESS WHEREOF, this Note is executed as of the date first set forth above.

MAKER:

T3 COMMUNICATIONS, INC.,
a Nevada corporation

By:	/s/ Arthur L. Smith
Printed Name:	Arthur L. Smith
Title:	CEO

DIGERATI TECHNOLOGIES, INC. hereby acknowledges and agrees to Section 4 of this Note and, subject to receipt of a Notice of Conversion, Lock-Up Agreement and Registration Rights Agreement in the form attached hereto from the Payee, to take such actions and execute and deliver all such documents necessary for the conversion of this Note by Payee to the Stock in accordance with the terms and conditions of this Note, including the authorization and valid issuance of the Stock.

DIGERATI TECHNOLOGIES, INC.,
a Nevada corporation

By: Antonio Estrada
Printed Name: /s/ Antonio Estrada
Title: CFO

Signature Page to Unsecured Convertible Promissory Note

EXHIBIT A
NOTICE OF CONVERSION

This NOTICE OF CONVERSION (“Notice”) is dated and effective as of _______________, 20___ (the “Effective Date”).

WHEREAS, pursuant to the terms of that certain Equity Purchase Agreement, dated as of February 4, 2022 (the “Equity Purchase Agreement”), by and among The Jerry and Lisa Morris Revocable Trust Dated November 18, 2002 and Jeffrey Posner (collectively, the “Sellers”) and T3 COMMUNICATIONS, INC., a Nevada corporation (the “Buyer”), the Sellers sold, assigned, transferred, conveyed and delivered, and Buyer purchased, accepted and acquired all of Sellers’ equity interests in NEXT LEVEL INTERNET, INC., a California corporation, and Buyer issued to (SELLER) (the “Payee”) that certain Unsecured Convertible Promissory Note in the original principal amount of $(2,000,000.00), dated as of February 4, 2022 (the “Note”); and

WHEREAS, Payee desires to exercise its right to convert all or a portion of the principal amount of the Note into shares of the Common Stock, $0.001 par value per share (the “Stock”) of DIGERATI TECHNOLOGIES, INC., a Nevada corporation (the “Issuer”), as set forth in the Note;

NOW, THEREFORE, Payee hereby notifies Maker as follows:

1. Defined Terms. Except as otherwise set forth herein, capitalized terms not otherwise defined in this Notice have the meanings set forth in the Equity Purchase Agreement or the Note, as applicable.

2. Notice of Exercise. Payee hereby notifies Maker of its election to convert $_______________ in outstanding principal amount due and payable under the Note into shares of Stock at the Conversion Price in effect as of the Effective Date.

3. Representations. Payee hereby represents and warrants to Maker and Issuer as follows:

(ii) Payee is acquiring the Stock for its own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution thereof, in whole or in part in a manner that would require registration under or violate the registration requirements of any state or federal securities Law. Payee has not entered into any contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or to anyone else the Stock, or any part thereof, and Payee has no present plans to enter into any such contract, undertaking, agreement or arrangement.

(iii) Payee is an “accredited investor” as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

(iv) Payee has been given the opportunity to ask questions of, and receive answers from, Issuer and its officers concerning matters pertaining to Payee’s investment in the Stock. Payee acknowledges that it has been furnished all information that it has requested to the extent that Payee considers necessary and advisable, and such information is sufficient upon which to base an investment decision.

Unsecured Convertible Promissory Note – Exhibit A

(v) Payee understands that the Stock has not been registered under the Securities Act or qualified under the securities Laws of any state and cannot be sold, transferred or assigned unless so registered or qualified or an exemption from such registration or qualification is available. A legend will be placed on any certificates representing the Stock to that effect (and similar restrictions will be recorded in the transfer agent’s and registrar’s records for any Stock issued in book-entry form), and Issuer may prevent transfers that Issuer reasonably believes do not comply with such requirements.

(vi) Payee understands and is fully aware that no federal or state agency has made any finding or determination as to the fairness of an investment in, or made a recommendation or endorsement of, the Stock.

(vii) Payee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Stock and of protecting Payee’s interests

(viii) Payee understands that it must bear the economic risk of an investment in the Stock for an indefinite period of time. Payee does not require liquidity with respect to the Stock and Payee is capable of bearing the economic risk of investment in the Stock indefinitely and the risk of any decrease in value of the Stock.

IN WITNESS WHEREOF, the Payee has executed this Notice on the day and year first above written.

PAYEE:

(SELLER)

By:
Printed Name:
Title:

Unsecured Convertible Promissory Note – Exhibit A

EXHIBIT B
LOCK-UP AGREEMENT

This Stock Restriction and LOCKUP AGREEMENT (the “Agreement”), dated as of ____________________, 20___ (the “Effective Date”), is by and between (SELLER) (the “Shareholder”) and DIGERATI TECHNOLOGIES, INC., a Nevada corporation (the “Issuer”), relating to shares of Issuer’s Common Stock, with a par value of $0.001 per share (the “Common Stock”).

WHEREAS, Shareholder entered into that certain Equity Purchase Agreement dated as of February 4, 2022 (the “Equity Purchase Agreement”), pursuant to which Shareholder sold, assigned, transferred, conveyed and delivered, and T3 COMMUNICATIONS, INC., a Nevada corporation (the “Buyer”), purchased, accepted and acquired all of Shareholder’s equity interests in NEXT LEVEL INTERNET, INC., a California corporation; and

WHEREAS, pursuant to the terms of the Equity Purchase Agreement Buyer issued to Shareholder that certain Unsecured Convertible Promissory Note in the original principal amount of $(2,000,000.00), dated as of February 4, 2022 (the “Note”); and

WHEREAS, Shareholder has exercised its right to convert all or a portion of the principal amount of the Note into shares of Common Stock (the “Restricted Shares”); and

WHEREAS, as a condition to the exercise of such conversion rights, Issuer requires the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder and Issuer hereby agree as follows:

Article I
Definitions

Section 1.01 Capitalized Terms. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Equity Purchase Agreement or the Note, as applicable.

Section 1.02 Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein to Sections and Exhibits mean the Sections of, and Exhibits attached to, this Agreement. Any reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. Any reference to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Unsecured Convertible Promissory Note – Exhibit B

Article II
RESTRICTION ON TRANSFER

Section 2.01 Legend Requirements. Shareholder understands and agrees that Issuer shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Restricted Shares, together with any other legends that may be required by Issuer or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A LOCK-UP PERIOD IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE STOCK RESTRICTION AND LOCKUP AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

Section 2.02 Stop-Transfer Notices. Shareholder agrees that to ensure compliance with the restrictions referred to herein, Issuer may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if Issuer transfers its own securities, it may make appropriate notations to the same effect in its own records.

Section 2.03 Refusal to Transfer. Issuer shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any transferee to whom such Restricted Shares shall have been so transferred.

Section 2.04 Lock-Up Period. Shareholder shall not, directly or indirectly, (i) sell, offer, assign, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer, encumber or otherwise dispose of (or enter into any instrument, transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Restricted Shares or other securities of Issuer, (ii) enter into any swap, hedging, derivative or other arrangement that transfers to another, in whole or in part, any of the economic benefits, risks or consequences of ownership of any Restricted Shares or other securities of Issuer, whether any such transaction is to be settled by delivery of Restricted Shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, during the period from the Effective Date until the earlier of (i) 180 days after the effective date of a registration statement under the Securities Act of 1933, as amended (“Securities Act”), that includes securities to be sold on behalf of the Issuer to the public in an underwritten public offering under the Securities Act or (ii) six months from the Effective Date. Shareholder shall, if so requested by Issuer or any representative of its underwriters, enter into a “lockup” or “market standoff” agreement in a form satisfactory to Issuer and such underwriter in connection with any public offering by Issuer of securities of the same class as the Restricted Shares.

Unsecured Convertible Promissory Note – Exhibit B

Article III
Miscellaneous

Section 3.01 Consent of Spouse. Within thirty (30) days after issuance of the Restricted Securities or, if Shareholder is not married or in a domestic partnership at the time the Restricted Securities are issued, within thirty (30) days after Shareholder marries, remarries or enters a domestic partnership, Shareholder shall obtain his or her spouse’s or domestic partner’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse’s or domestic partner’s execution and delivery of a Consent of Spouse in the form attached hereto.

Section 3.02 Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to the Issuer that: (i) Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (ii) this Agreement constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms; and (iii) the execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (A) conflict with or result in any violation or breach of any provision of any Law applicable to Shareholder, or (B) require any consent or other action by any Person under any provision of any material agreement or other instrument to which Shareholder is party and which has not been obtained prior to or on the date of this Agreement.

Section 3.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing (including e-mail transmission) and shall be deemed to have been given (i) if delivered by hand, when such delivery is made; (ii) if sent by a nationally recognized overnight courier, when received by the addressee; (iii) if delivered by e-mail or facsimile, when such e-mail or facsimile is transmitted to the number or e-mail address specified below; or (iv) if sent by certified or registered mail, return receipt requested, postage prepaid to the address specified below, on the day mailed.

Unsecured Convertible Promissory Note – Exhibit B

If to Shareholder:	(SELLER)

With a copy to:	Bold Legal LLC
1999 Broadway, Suite 770
Denver, CO 80303
Attention: David J. Kendall

If to Issuer:	Digerati Technologies, Inc.
825 W Bitters, Suite 104
San Antonio, Teas 78216
Attention: President

With a copy to:	BoyarMiller
2925 Richmond Ave., 14th Floor
Houston, Texas 77098
Attention: Lawrence E. Wilson
Fax: (713) 552-1758

Any party may make changes to the address for notice by delivering a written notice to the other parties in accordance with this Section 3.03.

Section 3.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 3.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 3.06 Entire Agreement. This Agreement (including any Exhibits) constitutes the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 3.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties. The foregoing notwithstanding, this Agreement shall be binding upon any assignee or transferee of the Restricted Shares and shall inure to the benefit of any successor of Issuer by merger or consolidation.

Section 3.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Unsecured Convertible Promissory Note – Exhibit B

Section 3.09 Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 3.10 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Shareholder and Issuer.

Section 3.11 Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations contained in this Agreement or other acts required under this Agreement of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein, and (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any such waiver shall be valid only if set forth in an instrument in writing signed by the parties. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 3.12 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision, theory, principles or rule (whether of the State of New York or any other jurisdiction).

(b) ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE STATE OR FEDERAL COURTS IN AND FOR THE BOROUGH OF MANHATTAN, NEW YORK, OR THE SOUTHERN DISTRICT OF NEW YORK, AS APPLICABLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION BROUGHT IN ANY SUCH COURT AND EACH PARTY WAIVES ALL DEFENSES OR OBJECTION TO VENUE OF THE FEDERAL OR STATE COURTS IN AND FOR THE BOROUGH OF MANHATTAN, NEW YORK, OR THE SOUTHERN DISTRICT OF NEW YORK, AS APPLICABLE, OF ANY ACTION IN SUCH COURTS AND IRREVOCABLY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Unsecured Convertible Promissory Note – Exhibit B

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.11(c).

Section 3.13 Attorneys’ Fees With Respect to Litigation. If Shareholder or Issuer initiates any Action involving this Agreement against the other, the prevailing party in such Action or suit shall be entitled to receive reimbursement from the other party for all reasonable attorneys’ fees, experts’ fees, and other costs and expenses incurred by the prevailing party in respect of that Action, including any and all appeals thereof, and such reimbursement shall be included in judgment or final order issued in such Action.

Section 3.14 Specific Performance. Shareholder acknowledges that (i) irreparable damage would occur in the event that Shareholder fails to comply with any of its obligations contained in this Agreement or in the event of any inaccuracy in any of Shareholder’s representations or warranties contained in this Agreement, (ii) every obligation and every representation and warranty of Shareholder contained in this Agreement is material, and (iii) in the event of such failure or inaccuracy, Issuer will not have an adequate remedy at law or in damages. Accordingly, Shareholder agrees that Issuer shall be entitled to seek equitable relief, including an injunction or injunctions, in connection with any breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction. This paragraph shall not be construed as an election of any remedy, or as a waiver of any right available to Issuer under this Agreement or the Law, including the right to seek damages from Shareholder for a breach of any provision of this Agreement by Shareholder, nor shall this paragraph be construed to limit the rights or remedies available to Issuer under applicable Law for any violation of any provision of this Agreement. Shareholder hereby expressly waives all requirements of posting a bond in any equitable relief sought, injunctive relief or otherwise.

Unsecured Convertible Promissory Note – Exhibit B

Section 3.15 Counterparts. This Agreement may be signed in counterparts, each of which will be considered an original and all such counterparts will be considered and constitute one and the same Agreement. This Agreement, as executed, may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, and may be transmitted in portable document format (.pdf) or other electronic or facsimile format. Each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Agreement. Each party to this Agreement (i) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (ii) accepts the Electronic Signature of each other party to this Agreement, and (iii) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (a) the signing party’s manual signature on a signature page, converted by the signing party to facsimile or digital form (such as a .pdf file) and received from the signing party’s customary email address, customary facsimile number, or other mutually agreed-upon authenticated source or (b) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process.

Section 3.16 Counsel. SHAREHOLDER AND ISSUER ACKNOWLEDGE THAT THEY ARE EXECUTING A LEGAL DOCUMENT THAT CONTAINS CERTAIN DUTIES, OBLIGATIONS AND RESTRICTIONS AS SPECIFIED HEREIN. THE PARTIES FURTHERMORE ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED OF THEIR RIGHT TO RETAIN LEGAL COUNSEL, AND THAT THEY HAVE EITHER BEEN REPRESENTED BY LEGAL COUNSEL PRIOR TO THEIR EXECUTION HEREOF OR HAVE KNOWINGLY ELECTED NOT TO BE SO REPRESENTED. SHAREHOLDER AND ISSUER ACKNOWLEDGE AND AGREE THAT BOYARMILLER HAS REPRESENTED ISSUER IN CONNECTION WITH THIS AGREEMENT. FROM TIME TO TIME, AND AT THE REQUEST OF ISSUER, BOYARMILLER MAY RENDER LEGAL ADVICE AND PROVIDE LEGAL SERVICES WITH RESPECT TO ISSUER AND/OR THE BUSINESS OF ISSUER AND RELATED MATTERS AT FEES AND COSTS TO BE PAID BY ISSUER. IN NO EVENT SHALL AN ATTORNEY/CLIENT RELATIONSHIP EXIST BETWEEN BOYARMILLER, ON THE ONE HAND, AND SHAREHOLDER, ON THE OTHER HAND, WITH RESPECT TO ISSUER AND/OR THE BUSINESS OF ISSUER AND RELATED MATTERS AS A RESULT OF ANY SUCH REPRESENTATION.

[Balance of Page Intentionally Blank. Signature Page Follows.]

Unsecured Convertible Promissory Note – Exhibit B

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ISSUER:

DIGERATI TECHNOLOGIES, INC.

By:
Printed Name:
Title:

SHAREHOLDER:

(SELLER)

By:
Printed Name:
Title:

Unsecured Convertible Promissory Note – Exhibit B

EXHIBIT C
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of _______________, 20____ (the “Effective Date”), is by and between (SELLER) (the “Shareholder”) and Digerati Technologies, Inc., a Nevada corporation (the “Issuer”), relating to shares of Issuer’s Common Stock, with a par value of $0.001 per share (the “Common Stock”).

WHEREAS, Shareholder entered into that certain Equity Purchase Agreement dated as of February 4, 2022 (the “Equity Purchase Agreement”), pursuant to which Shareholder sold, assigned, transferred, conveyed and delivered, and T3 COMMUNICATIONS, INC., a Nevada corporation (the “Buyer”), purchased, accepted and acquired all of Shareholder’s equity interests in NEXT LEVEL INTERNET, INC., a California corporation; and

WHEREAS, pursuant to the terms of the Equity Purchase Agreement Buyer issued to Shareholder that certain Unsecured Convertible Promissory Note in the original principal amount of $(2,000,000.00), dated as of February 4, 2022 (the “Note”); and

WHEREAS, Shareholder has exercised its right to convert all or a portion of the principal amount of the Note into shares of Common Stock (the “Registerable Shares”); and

WHEREAS, as a condition to the exercise of such conversion rights, Issuer requires the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder and Issuer hereby agree as follows:

Article I
DEFINITIONS

Section 1.01 Capitalized Terms. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Equity Purchase Agreement or the Note, as applicable. The following terms have the meanings set forth below whenever used in this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Qualified Public Offering” means a firm commitment underwritten public offering of Issuer’s Common Stock under the Securities Act with aggregate gross proceeds to Issuer of not less than $25,000,000 and in which the price per share paid by the public for such shares is at least $2.50.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority.

“Securities Act” means the Securities Act of 1933.

Unsecured Convertible Promissory Note – Exhibit C

Section 1.02 Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein to Sections and Exhibits mean the Sections of, and Exhibits attached to, this Agreement. Any reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. Any reference to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Article II
Registration under Securities Act

Section 2.01 Incidental Registration. If Issuer proposes to file a registration statement to register any of its equity securities under the Securities Act for sale to the public in an underwritten offering for its own account solely for cash (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents, or any other form not available for registering Registerable Securities) (an “Offering”), Issuer shall give Shareholder written notice of its intention to do so (a “Registration Notice”). Upon the written request of Shareholder, received by Issuer within 15 days after delivery of the Registration Notice, to register any of its Registerable Securities (which request shall state the intended method of disposition thereof), Issuer shall, subject to the provisions of this Agreement, cause to be included in the registration statement to be filed in connection with the Offering, the Registerable Securities that the Shareholder has requested to be registered. Notwithstanding anything contained herein to the contrary, the provisions of this Agreement shall not apply to, and Issuer will have no obligation to include any Registerable Securities in any registration statement filed or proposed to be filed by Issuer in connection with an initial listing of a class of Issuer’s securities on a National Securities Exchange as defined in Section 6 of the Exchange Act (or any successor thereto), including, for the avoidance of doubt, that certain Registration Statement on Form S-1 (File No. 333-258733) initially filed by Issuer with the SEC on August 11, 2021.

Section 2.02 Offering Terms. Notwithstanding anything to the contrary contained herein, Issuer shall have the sole right to select the underwriter in any Offering and to determine the terms and timing of, and whether or not to proceed with, any Offering, in its sole discretion.

Unsecured Convertible Promissory Note – Exhibit C

Section 2.03 Priority of Registerable Securities. If the managing underwriter in an Offering advises Issuer that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such Offering within a price range acceptable to Issuer, Issuer will include in such registration (i) first, the securities requested to be included therein by Issuer; (ii) second, securities requested to be included in such registration by Post Road Administrative LLC, its successors or assigns, and their respective affiliates, and (iii) third, the Registerable Securities requested to be included in such registration by Shareholder, pro rata based on the number of Registerable Securities requested to be included in such registration by Shareholder and the number of securities requested to be included in such registration by all other Persons entitled to registration rights under any other agreement. Issuer shall not be required to include any of Shareholder’s securities in any registration statement regarding an Offering unless Shareholder accepts the terms of any underwriting or similar agreement as agreed upon between Issuer and the underwriter(s) selected by Issuer; provided, however, that Shareholder shall not be required to make any representations or warranties to Issuer or the underwriters (other than representations and warranties regarding such Shareholder, such Shareholder’s ownership of its shares of Common Stock (or other equity securities of the Issuer) to be included in the Offering and such Shareholder’s intended method of distribution) or to undertake any indemnification obligations to Issuer, except as otherwise provided in Section 3.02.

Section 2.04 Obligations of Issuer. If Issuer is required under Section 2.01 to include any Registerable Securities in a registration statement filed by Issuer and does not subsequently decide to withdraw or abandon such registration, Issuer shall use its commercially reasonable efforts, as expeditiously as reasonably possible, to:

(a) prepare and file with the SEC a registration statement with respect to such Registerable Securities and to cause such registration statement to become effective and, upon the request of Shareholder, keep such registration statement effective for a period of up to 90 days or until the distribution contemplated in the registration statement has been completed prior to the expiration of such 90-day period; provided, however, that such 90-day period shall be extended for a period of time equal to the period Shareholder refrains from selling any securities included in such registration at the request of the underwriter;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) furnish to Shareholder such number of copies of a prospectus included therein, including a preliminary prospectus, as Shareholder may reasonably request in order to facilitate the disposition of Registerable Securities covered by such registration statement;

(d) register and qualify, unless an exemption from registration and qualification applies, the resale of the Registerable Securities covered by such registration statement by Shareholder under the securities or “blue sky” Laws of such jurisdictions as shall be reasonably requested by Shareholder; provided, however, that Issuer shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04, (ii) subject itself to general taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

(e) enter into and perform Issuer’s obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such Offering;

Unsecured Convertible Promissory Note – Exhibit C

(f) notify Shareholder of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registerable Securities covered by such registration statement to be listed on each securities exchange on which securities of the same class or series issued by Issuer are then listed, if any, if the listing of such Registerable Securities is then permitted under the rules of such exchange; and

(h) furnish, at the request of Shareholder, on the date that such Registerable Securities are delivered to the underwriters for sale (i) an opinion, dated such date, of the counsel representing Issuer for purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated such date, from the independent certified public accountants of Issuer, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering, addressed to the underwriters.

Section 2.05 Obligation of Shareholder. It shall be a condition precedent to the obligations of Issuer to take any action pursuant to this Article II with respect to the Registerable Securities that Shareholder shall:

(a) not disclose to any Person that a Registration Notice has been delivered by Issuer or the terms of any Offering; provided, however, that Shareholder may disclose such Registration Notice to its legal and financial advisors that have agreed in writing to retain such information as confidential or are otherwise bound by a legally enforceable duty of confidentiality to Shareholder;

(b) promptly furnish to Issuer in writing such information regarding itself, the Registerable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Registerable Securities and to assure compliance with federal and applicable state securities Laws;

(c) enter into and perform its obligations under any underwriting agreement relating to the Offering and any additional agreements reasonably required by Issuer and any applicable underwriting, including any “lock-up” or similar agreement;

(d) in the event of (i) any request by the SEC for amendments or supplements to a registration statement or related prospectus or related information, (ii) of Issuer’s reasonable determination that a post-effective amendment to a registration statement would be appropriate, (iii) the receipt of any request by the SEC or any other Governmental Authority for any additional information relating to the registration statement or any amendment or supplement thereto or any related prospectus, (iv) the issuance of any stop order or any other suspension of a registration statement or the use of any prospectus contained therein, or (v) the suspension of the qualification, or the loss of an exception from qualification, of any of the Registerable Securities for sale in any jurisdiction, immediately, upon Shareholder’s receipt of notice thereof, discontinue disposition of Registerable Securities pursuant to any registration statement(s) covering such Registerable Securities until Shareholder’s receipt of the copies of any required supplemented or amended prospectus or receipt of notice that no supplement or amendment is required; and

Unsecured Convertible Promissory Note – Exhibit C

(e) not effect any public sale or distribution of securities similar to those being registered or of any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to the Registerable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning five business days prior to the expected date of “pricing” of such Offering and continuing for a period from the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a shelf registration statement) as shall be reasonably requested by the managing underwriter(s) except as part of such Offering.

Section 2.06 Suspension of Registration Statement. If Issuer has filed a registration statement and has included Registerable Securities therein, Issuer shall be entitled to suspend for a reasonable period of time the offer or sale of Registerable Securities pursuant to such registration statement by Shareholder if the Board determines that a suspension is in the best interest of Issuer and its shareholders or there exists material non-public information concerning Issuer. Issuer shall promptly, upon determining to seek a suspension of any registration statement, deliver to Shareholder, a notice stating that Issuer is suspending use of such registration statement pursuant to this Section 2.06 (“Suspension Notice”). Upon receipt of a Suspension Notice, Shareholder will immediately cease all efforts to sell or otherwise dispose of any Registerable Securities and pursuant to the registration statement covered by such Suspension Notice until receipt of copies of the supplemented or amended prospectus and will deliver to Issuer all copies of the most recent prospectus covering such Registerable Securities at the time of such Suspension Notice. Following the conclusion of any circumstance resulting in the suspension of a registration statement hereunder, Issuer shall promptly notify Shareholder in writing that it may resume use of the registration statement (“End of Suspension Notice”). Shareholder agrees that the fact that a Suspension Notice pursuant to this Section 2.06 has been delivered shall constitute confidential information and agrees not to disclose that such notice has been delivered.

Section 2.07 Expenses. Issuer shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registerable Securities with respect to the registrations pursuant to Article II, (which right may be assigned as provided in Section 4.06) including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registerable Securities and the fees and disbursements of Shareholder’s counsel.

Section 2.08 Delay of Registration. Notwithstanding anything to the contrary herein, Shareholder shall not have the right to obtain or seek equitable relief, including any injunction, that could restrain or otherwise delay any such registration as a result of any controversy that might arise with respect to the interpretation of this Article II.

Section 2.09 Termination of Registration Rights. The right of Shareholder to request inclusion of Registerable Securities in any registration statement filed by Issuer shall terminate on the earlier of:

(a) the consummation of a Qualified Public Offering; and

(b) on the date that all remaining Registerable Securities held by Shareholder may be sold under Rule 144.

Unsecured Convertible Promissory Note – Exhibit C

Section 2.10 Market “Stand-Off” Agreement. If requested in writing by the underwriters for any underwritten public offering of securities of Issuer, Shareholder shall agree not to sell publicly any Registerable Securities or any other securities of Issuer, without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering, such shorter period as the underwriters may request, or such other reasonable period as may be requested by Issuer or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions.

Article III
Indemnity

Section 3.01 Indemnity by Issuer. To the extent permitted by Law, in the event of a registration of any of the Registerable Securities under the Securities Act pursuant to Section 2.01, Issuer will indemnify and hold harmless Shareholder, each underwriter of such Registerable Securities thereunder, and each of their respective partners, members, officers and directors and each person, if any, who controls Shareholder or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):

(a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c) any violation or alleged violation by Issuer, of the Securities Act, the Exchange Act, any state securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities Law, in any case, relating to the offer or sale of the Registerable Securities pursuant to the registration statement;

and Issuer will reimburse Shareholder, each such underwriter and each such controlling Person for any reasonable and documented legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that (i) the indemnity agreement contained in this Section 3.01 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability (or action in respect thereof) if such settlement is effected without the consent of Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) Issuer shall not be liable in any such case for any such loss, claim, damage or liability (or action in respect thereof) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by Shareholder or such underwriter or controlling person expressly for use in connection with such registration..

Unsecured Convertible Promissory Note – Exhibit C

Section 3.02 Indemnity by Shareholder. To the extent permitted by law, Shareholder will indemnify and hold harmless Issuer, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls Issuer within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Person selling securities in such registration statement and any controlling Person of any such underwriter or other Person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state securities Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Shareholder expressly for use in connection with such registration; and Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 3.02, in connection with investigating or defending any such loss, claim, damage, liability or Action; provided, however, that the indemnity agreement contained in this Section 3.02 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or Action if such settlement is effected without the consent of Shareholder (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 3.03 Defense of Claims. Promptly after receipt by an indemnified party under this Article III of notice of the commencement of any Action (including any Action by a Governmental Authority), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article III, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such Action, if materially prejudicial to its ability to defend such Action, shall relieve such indemnifying party of any liability to the indemnified party under this Article III, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article III.

Section 3.04 Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss, Liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss, Liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such Loss, Liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Unsecured Convertible Promissory Note – Exhibit C

Section 3.05 Effect on Indemnity Provisions in Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 3.06 Survival. The obligations of Issuer and Shareholder under this Article III shall survive the completion of any offering of Registerable Securities in a registration statement under Article II and otherwise. No indemnifying party, in the defense of any such claim or Action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or Action.

Article IV
Miscellaneous

Section 4.01 Consent of Spouse. Within thirty (30) days after issuance of the Registerable Securities or, if Shareholder is not married or in a domestic partnership at the time the Registerable Securities are issued, within thirty (30) days after Shareholder marries, remarries or enters a domestic partnership, Shareholder shall obtain his or her spouse’s or domestic partner’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse’s or domestic partner’s execution and delivery of a Consent of Spouse attached hereto.

Section 4.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing (including e-mail transmission) and shall be deemed to have been given (i) if delivered by hand, when such delivery is made; (ii) if sent by a nationally recognized overnight courier, when received by the addressee; (iii) if delivered by e-mail or facsimile, when such e-mail or facsimile is transmitted to the number or e-mail address specified below; or (iv) if sent by certified or registered mail, return receipt requested, postage prepaid to the address specified below, on the day mailed.

If to Shareholder:	(SELLER)

With a copy to:	Bold Legal LLC
1999 Broadway, Suite 770
Denver, CO 80303
Attention: David J. Kendall

If to Issuer:	Digerati Technologies, Inc.
825 W Bitters, Suite 104
San Antonio, Teas 78216
Attention: President

With a copy to:	BoyarMiller
2925 Richmond Ave., 14th Floor
Houston, Texas 77098
Attention: Lawrence E. Wilson

Any party may make changes to the address for notice by delivering a written notice to the other parties in accordance with this Section 4.02.

Section 4.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 4.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 4.05 Entire Agreement. This Agreement (including the Exhibits) constitutes the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Unsecured Convertible Promissory Note – Exhibit C

Section 4.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties. The foregoing notwithstanding, this Agreement shall be binding upon any assignee or transferee of the Registerable Securities and shall be binding upon and inure to the benefit of any successor of Issuer by merger or consolidation.

Section 4.07 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 4.08 Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.09 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Shareholder and Issuer.

Section 4.10 Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any such waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 4.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision, theory, principles or rule (whether of the State of New York or any other jurisdiction).

(b) ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE STATE OR FEDERAL COURTS IN AND FOR THE BOROUGH OF MANHATTAN, NEW YORK, OR THE SOUTHERN DISTRICT OF NEW YORK, AS APPLICABLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION BROUGHT IN ANY SUCH COURT AND EACH PARTY WAIVES ALL DEFENSES OR OBJECTION TO VENUE OF THE FEDERAL OR STATE COURTS IN AND FOR THE BOROUGH OF MANHATTAN, NEW YORK, OR THE SOUTHERN DISTRICT OF NEW YORK, AS APPLICABLE, OF ANY ACTION IN SUCH COURTS AND IRREVOCABLY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Unsecured Convertible Promissory Note – Exhibit C

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.10(c).

Section 4.12 Attorneys’ Fees With Respect to Litigation. If Shareholder or Issuer initiates any Action involving this Agreement against the other, the prevailing party in such Action or suit shall be entitled to receive reimbursement from the other party for all reasonable attorneys’ fees, experts’ fees, and other costs and expenses incurred by the prevailing party in respect of that Action, including any and all appeals thereof, and such reimbursement shall be included in the judgment or final order issued in such Action.

Section 4.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or were otherwise breached. It is accordingly agreed that, subject to Section 2.08, the parties to this Agreement shall be entitled to seek equitable relief, including an injunction or injunctions in connection with any breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction. This paragraph shall not be construed as an election of any remedy, or as a waiver of any right available to the parties under this Agreement or the Law, including the right to seek damages from the breaching party for a breach of any provision of this Agreement, nor shall this paragraph be construed to limit the rights or remedies available under applicable Law for any violation of any provision of this Agreement. The parties hereby expressly waive all requirements of posting a bond in any equitable relief sought, injunctive relief or otherwise.

Section 4.14 Counterparts. This Agreement may be signed in counterparts, each of which will be considered an original and all such counterparts will be considered and constitute one and the same Agreement. This Agreement, as executed, may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, and may be transmitted in portable document format (.pdf) or other electronic or facsimile format. Each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Agreement. Each party to this Agreement (i) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (ii) accepts the Electronic Signature of each other party to this Agreement, and (iii) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (a) the signing party’s manual signature on a signature page, converted by the signing party to facsimile or digital form (such as a .pdf file) and received from the signing party’s customary email address, customary facsimile number, or other mutually agreed-upon authenticated source; or (b) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process.

Unsecured Convertible Promissory Note – Exhibit C

Section 4.15 Counsel. SHAREHOLDER AND ISSUER ACKNOWLEDGE THAT THEY ARE EXECUTING A LEGAL DOCUMENT THAT CONTAINS CERTAIN DUTIES, OBLIGATIONS AND RESTRICTIONS AS SPECIFIED HEREIN. THE PARTIES FURTHERMORE ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED OF THEIR RIGHT TO RETAIN LEGAL COUNSEL, AND THAT THEY HAVE EITHER BEEN REPRESENTED BY LEGAL COUNSEL PRIOR TO THEIR EXECUTION HEREOF OR HAVE KNOWINGLY ELECTED NOT TO BE SO REPRESENTED. SHAREHOLDER AND ISSUER ACKNOWLEDGE AND AGREE THAT BOYARMILLER HAS REPRESENTED ISSUER IN CONNECTION WITH THIS AGREEMENT. FROM TIME TO TIME, AND AT THE REQUEST OF ISSUER, BOYARMILLER MAY RENDER LEGAL ADVICE AND PROVIDE LEGAL SERVICES WITH RESPECT TO ISSUER AND/OR THE BUSINESS OF ISSUER AND RELATED MATTERS AT FEES AND COSTS TO BE PAID BY ISSUER. IN NO EVENT SHALL AN ATTORNEY/CLIENT RELATIONSHIP EXIST BETWEEN BOYARMILLER, ON THE ONE HAND, AND SHAREHOLDER, ON THE OTHER HAND, WITH RESPECT TO ISSUER AND/OR THE BUSINESS OF ISSUER AND RELATED MATTERS AS A RESULT OF ANY SUCH REPRESENTATION.

[Balance of Page Intentionally Blank. Signature Page Follows.]

Unsecured Convertible Promissory Note – Exhibit C

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ISSUER:

DIGERATI TECHNOLOGIES, INC.

By:
Printed Name:
Title:

SHAREHOLDER:

(SELLER)

By:
Printed Name:
Title:

Unsecured Convertible Promissory Note – Exhibit C